UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2014

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53881	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 Westwood Boulevard, No. 545

Los Angeles, California 90024

(Address of Principal Executive Offices)

(855) 626-3317

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2014 Petrosonic Energy, Inc. (the “Company”) entered into a Cooperation Agreement dated June 25, 2014 with Western Research Institute of Wyoming (“WRI”).

Pursuant to the Cooperation Agreement, the Company and WRI will contribute assets, services and know-how for the purpose of testing, validating and commercializing the Company’s Sonoprocess™ and other applications of its sonicator related technologies in the marketplace. WRI will also assist the Company with promoting the technology to institutional investors and industry parties.

A new sonication pilot test facility will be built and operated at WRI’s facilities. The purpose of the sonication pilot test facility is to generate asphaltenes and deasphalted oil products of a quality that can be reliably used to demonstrate the capabilities and benefits of sonication to potential clients, serve as part of the design basis for commercial scale engineering design and generate economic feasibility studies. The Cooperation Agreement indicates that the current preliminary estimate of the cost to design and build-out of the pilot test facility is approximately $720,000. This estimate is subject to change, as the plans for the test facility are finalized.

The information above is a brief description of the Cooperation Agreement entered into by Petrosonic Energy, Inc. and WRI. The description is qualified in its entirety by the text of the Cooperation Agreement, which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits:

10.1	Cooperation Agreement dated June 25, 2014 and entered into on August 14, 2014 between Petrosonic Energy, Inc. and Western Research Institute of Wyoming.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSONIC ENERGY, INC.

August 18, 2014

/s/ Art Agolli
Art Agolli
President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cooperation Agreement dated June 25, 2014 and entered into on August 14, 2014 between Petrosonic Energy, Inc. and Western Research Institute of Wyoming.